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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-101061) Amendment No. 1 and related Prospectus of Millennium Cell, Inc. for the registration of 3,952,513 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Millennium Cell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


New York, New York
December 16, 2002                       /s/ Ernst & Young LLP